Exhibit 99.2

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is being entered into by and among Trust Venture Company, LLC (“TVC”), a Delaware limited liability company; Trust Acquisition Company, LLC (“TAC”), a Delaware limited liability company; Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Torch Energy Royalty Trust (the “Trustee”), a Delaware statutory trust (the “Trust”); Constellation Energy Partners LLC, a Delaware limited liability company (“CEP”); Robinson’s Bend Production II, LLC (“RBP II”), a Delaware limited liability company; and Robinson’s Bend Operating II, LLC (“RBO II”), a Delaware limited liability company, collectively the “Parties.”

RECITALS

WHEREAS, pursuant to the terms of that certain Net Overriding Royalty Conveyance (Torch Energy Royalty Trust) (Alabama) dated November 22, 1993 (the “Conveyance”), Velasco Gas Company, Ltd. (“Velasco”) granted a net overriding royalty interest to the Trust in certain oil and gas wells located on certain lands in Alabama in which Velasco then had an interest (“Alabama NORRI”).

WHEREAS, RBP II is the successor-in-interest to Velasco’s rights and obligations under the Conveyance.

WHEREAS, on or about January 31, 2008, approximately 75.6% of the outstanding units in the Trust were owned by TVC.

WHEREAS, on or about February 19, 2010, TVC filed a certificate of cancellation with the Delaware Secretary of State to cancel TVC, and all of the Trust units then owned by TVC were transferred to TAC.

WHEREAS, as of the date of this Agreement, TAC owns approximately 75.6% of the outstanding units in the Trust.

WHEREAS, Torch Energy Associates Ltd. (“TEA”) and Velasco were the original parties to a Water Gathering and Disposal Agreement dated August 9, 1990, which was amended pursuant to that First Amendment to Water Gathering and Disposal Agreement dated October 1, 1993, and further amended pursuant to that Second Amendment to Water Gathering and Disposal Agreement dated November 30, 2004 (as amended, the “Water Gathering and Disposal Agreement”).

WHEREAS, the Water Gathering and Disposal Agreement provides for the gathering and disposal of water generated by the oil and gas wells subject to the Conveyance.

WHEREAS, RBP II is the successor-in-interest to Velasco’s rights and obligations under the Water Gathering and Disposal Agreement and RBO II is the successor-in-interest to TEA’s rights and obligations under the Water Gathering and Disposal Agreement.

WHEREAS, on or about December 30, 2008, TVC, on behalf of and with the authorization and consent of the Trust, filed Civil Action No. CV-2008-900751 (the “Lawsuit”) in the Circuit Court of Tuscaloosa County, Alabama (the “Court”) asserting various derivative claims on behalf of the Trust against CEP in connection with the Conveyance and Alabama NORRI payments. CEP has denied the allegations raised in the Lawsuit.

WHEREAS, the Parties are aware of the risks, uncertainties, and costs of continued litigation, and now desire, without admitting liability, but solely in the interest of resolving all matters in dispute between them, to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

1. Cash Payment. Within two (2) business days following the Effective Date of this Agreement, RBP II will make a cash payment for the benefit of the Trust of one million, two hundred thousand United States dollars (US $1,200,000.00) (the “Cash Payment”). The Cash Payment shall be made by making a wire transfer payment in immediately available funds to a bank account of TVC as specified in writing to RBP II, in order to reimburse TVC and TAC for their legal fees and expenses incurred in prosecuting the Lawsuit.

2. General Releases.

a. Releases to the CEP Parties. Upon delivery of the Cash Payment and the deposit of the escrow amount as provided in Section 7.a of this Agreement, each of TVC, TAC, the Trustee and the Trust, for themselves and their respective past, present and future officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insures, parents, subsidiaries, related and affiliated persons and entities, predecessors, successors and assigns (the “Plaintiff Parties”) agree to and hereby release and forever discharge CEP, RBP II, RBO II, Robinson’s Bend Marketing II, LLC and each of their respective past, present and future officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insures, parents, subsidiaries, related and affiliated persons and entities, predecessors, successors and assigns, including, without limitation, all predecessors in interest of RBP II to the Conveyance and of each of RBP II and RBO II to the Water Gathering and Disposal Agreement (the “CEP Parties”) from any and all liabilities, demands, losses, debts, taxes, causes of action, obligations, damages, costs, attorneys’ fees, expenses, and/or claims raised or that could have been raised from the beginning of time through the Effective Date, including, but not limited to, any such claims based in contract, quasi-contract or tort (including negligence), any right to audit or to audited financial statements, any rights as third party beneficiary and all claims asserted or that could have been asserted in the Lawsuit (the “Released Claims”). The release of the Released Claims is effective regardless of whether any or all such claims are presently known or unknown, vested or contingent, accrued or yet to accrue, or asserted in law, equity or otherwise; provided, however, the release does not release any obligation expressly set forth in this Agreement.

b. Releases to the Plaintiff Parties. Upon delivery of the Cash Payment and the deposit of the escrow amount as provided in Section 7.a of this Agreement, (a) each of the CEP Parties agrees to and hereby releases and forever discharges each of the Plaintiff Parties from any and all Released Claims, and (b) each of the Plaintiff Parties agrees to and hereby releases and forever discharges each of the other Plaintiff Parties from any and all Released Claims. The release of the Released Claims is effective regardless of whether any or all such claims are presently known or unknown, vested or contingent, accrued or yet to accrue, or asserted in law, equity or otherwise; provided, however, the release does not release any obligation expressly set forth in this Agreement.

3. Covenant Not to Sue. Upon delivery of the Cash Payment and the deposit of the escrow amount as provided in Section 7.a of this Agreement, each of the CEP Parties and each of the Plaintiff Parties agrees not to and will not – either directly or indirectly – file, pursue or assist in any lawsuit or arbitration proceeding against any other CEP Party or Plaintiff Party that seeks or pursues any Released Claim, provided, however, this provision does not prevent the filing of a lawsuit or motion to enforce the terms of this Agreement.

4. Dismissal of Lawsuit. Within two (2) business days after delivery of the Cash Payment and the deposit of the escrow amount as provided in Section 7.a of this Agreement, TAC, TVC, the Trustee, the Trust, and CEP will jointly file all necessary papers and take all other steps necessary to dismiss the Lawsuit with prejudice, with each party to the Lawsuit to bear its own costs.

5. Amendment to Water Gathering and Disposal Agreement. Upon the Effective Date, the Parties further agree as follows:

a. RBO II and RBP II will enter into a Third Amendment to the Water Gathering and Disposal Agreement in the form attached hereto as Exhibit A (the “Third Amendment”); and

b. TVC, TAC, the Trustee and the Trust, on behalf of themselves and their respective predecessors, successors and assigns, consent to and approve the Third Amendment; and

c. TVC, in its individual capacity and, on behalf of the Trust, in its capacity as the derivative plaintiff in the Lawsuit, and TAC, as successor of TVC, acknowledge, agree, and consent that, during the term of the Water Gathering and Disposal Agreement as modified by the Third Amendment, the fees set forth in the Third Amendment do not exceed competitive contract charges prevailing in the area for the operations and services provided for in the Water Gathering and Disposal Agreement.

6. Agreement on Deficit Alabama NORRI Balance. The Parties further agree (i) that as of September 30, 2010, the cumulative deficit Alabama NORRI balance in connection with the Conveyance was $5,802,759.00, and (ii) that no further Alabama NORRI payments will be due under the Conveyance unless and until the cumulative deficit Alabama NORRI balance is reduced to zero. TVC, in its individual capacity and, on behalf of the Trust, in its capacity as the derivative plaintiff in the Lawsuit, and TAC, as successor of TVC, further agree that (y) that all prior and current calculations, charges and deductions contained in such cumulative deficit Alabama NORRI balance are in compliance with the terms of the Conveyance, and (z) that that all prior and current calculations, charges and deductions contained in such cumulative deficit Alabama NORRI balance, to the extent applicable under the terms of the Conveyance, do not exceed competitive contract charges prevailing in the area for any such operations and services.

7. Irrevocable Bid for the Purchase by RBP II of the Alabama NORRI at Public Auction. The Parties understand that pursuant to Section 9.03 of the Trust Agreement (as that phrase is defined in the Conveyance), the Trustee shall cause the Alabama NORRI granted in the Conveyance to be sold at public auction to the highest cash bidder, and that the bidders at that public auction may include any of the CEP Parties. With respect to that public auction, the Parties hereby expressly agree and represent as follows:

a. Subject to the provisions of paragraph 7.c. herein, RBP II hereby makes an irrevocable bid for its purchase from the Trust of the Alabama NORRI, at public auction, for an amount not less than one million United States dollars (US $1,000,000.00) (“Bid Amount”). RBP II further warrants and represents that within two (2) business days following the Effective Date of this Agreement, it shall deposit the Bid Amount into an escrow account maintained by CitiBank N.A. (the “Escrow Agent”), pursuant to an Escrow Agreement substantially in the form of the escrow agreement attached hereto as Exhibit B among CEP, RBP II, the Trust, and the Escrow Agent. RBP II further agrees that it shall bear and pay all costs and fees invoiced by the Escrow Agent. RBP II further expressly acknowledges that this tender and receipt of its irrevocable bid for the Alabama NORRI – which constitutes RBP II’s guarantee, subject to the provisions of paragraph 7.c. of this Agreement, to purchase the Alabama NORRI at public auction for not less than the Bid Amount – induced the other Parties to enter into this Agreement and to settle the Lawsuit, and that RBP II’s irrevocable bid is itself a material term of this Agreement. If the Bid Amount is the prevailing bid for the Alabama NORRI at the public auction, then RBP II and the Trustee on behalf of the Trust shall execute a Purchase and Sale Agreement (“PSA”) substantially in the form attached hereto as Exhibit C.

b. RBP II acknowledges that it has made this irrevocable bid for the purchase of the Alabama NORRI for not less than the Bid Amount prior to the receipt of the information described in Section 9.03(f) of the Trust Agreement (“Alabama NORRI Information”). Such Alabama NORRI Information shall be furnished to RBP II by the Trustee in advance of the public auction of the Alabama NORRI, and the Parties agree that RBP II shall have the right to increase (but not to decrease) the Bid Amount after receipt and review of the Alabama NORRI Information.

c. In partial consideration for RBP II’s agreement to make an irrevocable bid of the Bid Amount and to deposit the Bid Amount into the escrow account prior to the public auction, the Trustee on behalf of the Trust agrees that the Alabama NORRI will be separately auctioned for sale at the public auction and the Parties agree that if a competing bid is received for the Alabama NORRI that is higher than the Bid Amount offered by RBP II (the “Competing Bid”), RBP II and all other bidders will have the option within (2) business days after receiving written notice of such Competing Bid, to submit a bid that is higher than the Competing Bid to purchase the Alabama NORRI. The Parties further agree that if by 180 days following the Effective Date, (i) the public auction has not been completed, or (ii) the PSA has not been executed by the Trustee on behalf of the Trust to convey the Alabama NORRI to RBP II, then (x) RBP II’s irrevocable bid to purchase the Alabama NORRI for the Bid Amount expires and shall be of no further force and effect, (y) RBP II will no longer be obligated to purchase the Alabama NORRI for the Bid Amount, and (z) the Trustee on behalf of the Trust will cooperate fully to have the funds held in escrow pursuant to the terms of the Escrow Agreement released to RBP II. Any such notice hereunder shall be sent to Constellation Energy Partners LLC, Attention: Charles C. Ward, 1801 Main Street, Suite 1300, Houston, Texas 77002; Fax No. 832 308-3720, with a copy to Lisa J. Mellencamp at such address; Fax No. 832-308-3721 and shall be effective upon confirmed receipt. The Trustee, on behalf of the Trust, represents that it will use reasonable commercial efforts to conduct the public auction within 150 days following the Effective Date.

d. The Parties agree that violation of the provisions contained in Paragraph 7 of this Agreement shall cause a Party to suffer immediate and irreparable harm for which there is no adequate remedy at law. Therefore, the Parties further agree that in the event of a breach of Paragraph 7 of this Agreement, the non-breaching Party or Parties (including, without limitation, TAC and the Trustee) shall be entitled to enforce this Agreement so as to require the breaching Party to specifically perform its obligation under Paragraph 7 of this Agreement.

e. TVC and TAC, for themselves and their past, present and future officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insures, parents, subsidiaries, related and affiliated persons and entities, predecessors, successors and assigns, agree that they will not directly or indirectly make, pursue, assist or support (i) any bid or offer to purchase the Alabama NORRI other than the sale to RBP II at public auction or (ii) any further claims, litigation or arbitration against any of the Released Parties in connection with or relating to, directly or indirectly, the Trust Agreement (as defined in the Conveyance), the Conveyance, the Alabama NORRI, the Water Gathering and Disposal Agreement, and/or any other agreements relating to the Alabama NORRI and/or its calculation. After the sale of the Alabama NORRI by the Trust, the Trust and the Trustee shall no longer be a third party beneficiary under any contract associated with the Alabama NORRI calculation.

8. Modification of Agreement. This Agreement may not be modified or amended, nor any of its terms waived, except by a writing signed by all of the Parties hereto.

9. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Merger and Construction. This Agreement and the exhibits hereto contain the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior negotiations, agreements and understandings with respect thereto. The language used in this Agreement will be construed in all cases in accordance with ordinary usage and meaning. The Parties acknowledge that each Party and its counsel have reviewed this Agreement and that no single party bears sole responsibility for the draftsmanship of this Agreement. Consequently, no rule of construction to the effect that ambiguities are to be resolved against the drafting Party should be employed in the interpretation of this Agreement.

11. Binding on Successors and Assigns. The Parties acknowledge and agree that all the terms of this Agreement will be binding upon and enforceable against any and all of their respective purchasers, successors and assigns, including, but not limited to, any purchaser, successor or assign of the Trust units sold or assigned by TAC, or any purchaser, successor or assign of the Alabama NORRI sold or assigned by the Trust, or any purchaser, successor, or assign of those certain oil and gas wells located on certain lands in Alabama that are currently owned by RBP II. TAC, the Trustee and the Trust further agree that prior to any sale or assignment of the Trust units by TAC, or the Alabama NORRI owned by the Trust, they will provide any such prospective purchaser or assignee with (i) written notification of the terms of this Agreement, and (ii) an executed copy of this Agreement.

12. Confidentiality. This Agreement and its terms and provisions are confidential and shall not be disclosed by any Party hereto, provided that a Party may disclose portions of this Agreement, and only such portions, as may be required by applicable law, regulation or statute, including but not limited to the Trust’s obligations to its unitholders and in compliance with its Securities and Exchange Commission reporting obligations and CEP’s obligations to its shareholders and in compliance with its Securities and Exchange Commission reporting obligations; pursuant to a valid order of a court of competent jurisdiction; as may be necessary to external auditors or counsel or to permit compliance with applicable accounting or financial reporting requirements, including but not limited to applicable rules and regulations of the Securities Exchange Commission; as required for the public auction as determined by the Trustee on behalf of the Trust in its reasonable discretion; as may be necessary in litigation seeking enforcement of this Agreement; as provided in Paragraph 11 hereof provided that any such prospective purchaser or assignee shall agree to be bound by this confidentiality provision; as a notice filing in the form of a memorandum of settlement in the appropriate real property records in Alabama; or in any future legal proceeding that involves the Alabama NORRI.

13. Non-Disparagement. The Parties shall refrain from making any written or oral statement, directly or indirectly, relating to each other, this Agreement and the actions that were the subject of the Lawsuit, which they know or reasonably should know to be disparaging concerning any other party hereto or their respective past, present and future officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insures, parents, subsidiaries, related and affiliated persons and entities, predecessors, successors and assigns, Each Party hereto also shall refrain from urging or influencing any person to make any written or oral statements, relating to this Agreement and the Lawsuit, or each other, that they know or reasonably should know to be disparaging concerning any other party hereto or their respective past, present and future officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insures, parents, subsidiaries, related and affiliated persons and entities, predecessors, successors and assigns.

14. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by, interpreted and construed, and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles. The Parties hereby agree that any suit, action or proceeding against the other arising out of or based upon this Agreement (including any claim for enforcement of this Agreement, including but not limited to the obligations set forth in Paragraph 7) may be instituted in or removed to the United States District Court for the District of Delaware or a Delaware state court located in Wilmington, Delaware, and any appellate court from any thereof, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Parties irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Parties agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties, as the case may be, and may be enforced in any court to the jurisdiction of which they are subject by a suit upon judgment. The Parties further agree that in the event any Party commences a suit, action or proceeding that arises out of or is based upon this Agreement, the Party prevailing in such suit, action or proceeding shall be entitled to reimbursement of its reasonable expenses incurred in such action or proceeding, including payment of its attorneys’ fees, from the unsuccessful party.

15. Costs. Except as otherwise provided, each Party shall pay all of its own costs, fees, and expenses associated with the Lawsuit and its settlement.

16. No Waivers. The failure or delay of a Party in exercising any right granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such Party shall not exhaust the same or constitute a waiver of any other right provided herein.

17. Effective Date. The Effective Date shall be defined as the date of Final Approval of this Agreement. “Final Approval” means the date on which the Order and Final Judgment approving this Agreement becomes final and unappealable, whether by exhaustion of any possible appeal, lapse of time, writ of certiorari, or otherwise.

18. Termination. In the event that (a) an Order and Final Judgment consistent with the terms of this Agreement is not entered by the Court; or (b) an Order and Final Judgment consistent with the terms of this Agreement is entered by the Court but does not become final, the Agreement shall be terminated and shall become null and void and of no force and effect, unless otherwise agreed in writing by the Parties. In the event of termination of this Agreement, this Agreement shall not be admissible for any purpose in any proceeding in any court or tribunal. In the event of such termination, all proceedings in the Lawsuit will revert to their status as of January 6, 2011, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal or used, absent consent from the disclosing Party, in any other capacity.

[Balance of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed.

Trust Acquisition Company, LLC, a Delaware limited liability company

By:	/s/ Frederick H. Fogel
Name:	Frederick H. Fogel
Title:	Authorized Signatory
Date:	2/4/2011

Trust Venture Company, LLC, a Delaware limited liability company

By:	/s/ Frederick H. Fogel
Name:	Frederick H. Fogel
Title:	Authorized Signatory
Date:	2/4/2011

Torch Energy Royalty Trust, a Delaware statutory trust

By:	Wilmington Trust Company, not in its individual capacity but solely as trustee for the Torch Energy Royalty Trust

By:	/s/ Bruce L. Bisson
Name:	Bruce L. Bisson
Title:	Vice President
Date:	February 4, 2011

Wilmington Trust Company, not in its individual capacity but solely as trustee for the Torch Energy Royalty Trust

By:	/s/ Bruce L. Bisson
Name:	Bruce L. Bisson
Title:	Vice President
Date:	February 4, 2011

[Signature Page to the Settlement and Release Agreement]

Constellation Energy Partners LLC, a Delaware limited liability company

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer and Treasurer
Date:	February 4, 2011

Robinson’s Bend Production II, LLC, a Delaware limited liability company

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer and Treasurer
Date:	February 4, 2011

Robinson’s Bend Operating II, LLC, a Delaware limited liability company

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer and Treasurer
Date:	February 4, 2011

[Signature Page to the Settlement and Release Agreement]